Exhibit 5

                                                   [STvB LOGO] [GRAPHIC OMITTED]


BY COURIER AND FACSIMILE:  +1 704-948-2691
Orthofix International N.V.
Abraham de Veerstraat 7
Curacao
Netherlands Antilles
                                                                  Julianaplein 5
                                                                    P.O. Box 611
                                                                         Curacao
                                                            Netherlands Antilles

                                                             T + 599 9 465 50 55
                                                             F + 599 9 465 57 20
                                                                    stvb@stvb.an

Curacao, 14 March 2005


Re:  Orthofix International N.V.


Dear Sirs,


We have acted as Netherlands Antilles counsel to Orthofix International N.V., a corporation organized and existing under the laws of the Netherlands Antilles (the "Company"), in connection with the Company's Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in Washington, D.C., U.S.A., in connection with the registration of an amount 2,000,000 Common Shares of the par value of US$ 0.10 each of the capital stock of the Company under the Orthofix International N.V. Long-Term Incentive Plan (the "Plan").

In our capacity as Netherlands Antilles counsel we have examined a draft of the Registration Statement on Form S-8 (the "Registration Statement") which incorporates by reference the contents of the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on March 20, 1992 and we have also examined the Articles of Association, as amended, of the Company and originals or copies of such corporate records of the Company, certificates of public officials and of the Directors and other representatives of the Company, and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

In our examination of the documents referred to above and in expressing our opinion, we have assumed without independent verification of any kind:

(i)      the genuineness of all signatures on all documents we have reviewed;

(ii)     the authenticity of all such documents submitted to us as originals;

(iii) the conformity with the originals of all documents submitted to us as certified, facsimile or photo static copies; and

(iv)     the due authority of the parties authenticating such documents;

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                                                     Orthofix International N.V.
                                                                   14 March 2005
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(v)      the Corporate Documents (as defined below) have been amended, cancelled or revoked.


In rendering the following opinion we are opining on the matters hereinafter referred to only insofar as they are governed by the laws of the Netherlands Antilles as currently in effect. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Netherlands Antilles.

Based upon and subject to the forgoing and having due regard for such legal consideration as we deem relevant, we are of the opinion, that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles with the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in article 2 of the Articles of Association.

2. The Common Shares to be made available by the Company to the participants pursuant to the provisions of the Plan have been duly authorized and when issued and paid for in accordance with the terms of the Plan will be fully paid and non-assessable; and all corporate action required to be taken for the authorization and issue of such Common Shares has been validly and sufficiently taken by the Board of Directors of the Company on 15 April 2004 (the "Board Resolutions") and which has been approved by the annual general meeting of shareholders of the Company held on 29 June 2004 (the "Minutes", and together with the Board Resolutions, the "Corporate Documents").

3. Under the laws of the Netherlands Antilles, no personal liability attached to the holders of the Common Shares solely by reason of their ownership thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is delivered to you and may not be relied upon or used by you and your counsel for any other purpose, or by any other person, without our written consent.


Sincerely yours,

/s/ Willem van Bokhorst

Willem van Bokhorst